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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: September 1, 2000

================================================================================



Exact Name of Registrant                 Commission          I.R.S. Employer
as Specified in Its Charter              File Number         Identification No.
---------------------------              -----------         ------------------

Hawaiian Electric Industries, Inc.         1-8503              99-0208097
Hawaiian Electric Company, Inc.            1-4955              99-0040500


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                                State of Hawaii
                                ---------------
                 (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
                  -------------------------------------------
             (Address of principal executive offices and zip code)


 Registrant's telephone number, including area code:

           (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
            (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                     None
                                     ----
        (Former name or former address, if changed since last report.)


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Item 5.  Other Events

Interim Decision and Order for Hawaii Electric Light Company, Inc.
------------------------------------------------------------------

On September 1, 2000, Hawaii Electric Light Company, Inc., (HELCO) received an interim decision and order (D&O) from the Public Utilities Commission of the State of Hawaii (PUC) which authorized a 1.93%, or $3.5 million, increase in annual revenues, effective September 1, 2000 and based on a 2000 test year and an 11.65% return on average common equity (ROACE) which was the ROACE authorized in HELCO's previous rate case.

With the completion of the evidentiary hearings in August 2000, issuance of an interim D&O was required by September 25, 2000. There is no time limit for rendering a final D&O. Interim rate increases are subject to refund with interest, pending the final outcome of the case.

The PUC may grant an interim rate increase if the PUC believes that the public utility is probably entitled to an increase in its rates. The adoption of revenue, expense, rate base and cost of capital amounts (including the ROACE) for purposes of an interim rate increase does not commit the PUC to accept any such amounts in its final D&O. In determining such interim amounts, the PUC has stated that it must often postpone determinations of reasonableness with respect to contested matters.

The 2000 test year rate case was filed primarily to recover (1) costs relating to the agreement to buy power from the 60 MW plant of Hamakua Energy Partners, L.P., (Hamakua) and (2) depreciation of and a return on additional investments in plant and equipment since the last rate case. The interim D&O granted rate relief for the cost to buy power from Phase I of the Hamakua facility, which is currently in service. While certain revenue requirement amounts contested by the Consumer Advocate were included in rates approved on an interim basis, others were not. For example, the interim D&O did not include rates to cover depreciation of and a return on investments in facilities placed in service since the last rate case at the Keahole Power Plant to serve both existing and yet unbuilt generating units. The Consumer Advocate objected to including such costs in rates until the new generating units are in service.

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
                      Hawaii Electric Light Company, Inc.
                      2000 Big Island Test Year Rate Case
                                Docket #99-0207

            -------------------------------------------------------

            Application date:          October 25, 1999
            Test year:                 Calendar Year 2000
            Evidentiary hearing:       August 15, 16, 21 and 22, 2000

-----------------------------------------------------------------------------------------------------------------------------------

($ in millions)
                                           REQUEST*                   INTERIM                    FINAL
                                           --------                   -------                    -----
Return on average common equity             13.25%                     11.65%

Increase                                $15.5 or 9.0%               $3.5 or 1.9%

Average rate base                           $263.7                     $244.2

Return on rate base                         10.01%                      9.21%

Kilowatthour sales                        935.8 GWH                  935.8 GWH

IMPLEMENTATION STEPS
--------------------

Interim                                      $7.8                      $3.5
                                       on Sept. 1, 2000           on Sept. 1, 2000

Hamakua Energy Partners Phase 2             $2.5
                                         on or about
                                      November 21, 2000

                                         Balance not
Final                                   granted above
                                        -------------

     Total
                                         $15.5
                                         =====
CAPITAL STRUCTURE (%)
---------------------
                                  Capitalization      Cost     Capitalization    Cost       Capitalization     Cost
                                  --------------      ----     --------------    ----       --------------     ----
Short-term debt                        5.78           6.50          5.78         6.50
Long-term debt                        36.78           6.49         36.78         6.49
Hybrid securities and
  preferred stock                      7.76           8.54          7.76         8.54
Common equity                         49.69          13.25         49.69        11.65
                                                     -----                      -----
    Composite                                        10.01                       9.21
                                                     =====                      =====
-----------------------------------------------------------------------------------------------------------------------------------

* Based on HELCO's final position submitted at the close of the August hearings.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.


HAWAIIAN ELECTRIC INDUSTRIES, INC.    HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                       (Registrant)



/s/ Robert F. Mougeot                  /s/ Paul A. Oyer
----------------------                 -----------------
Robert F. Mougeot                      Paul A. Oyer
Financial Vice President and           Financial Vice President and
 Chief Financial Officer                Treasurer of HECO
(Principal Financial Officer of HEI)   (Principal Financial Officer of HECO)

Date:  September 11, 2000              Date:  September 11, 2000


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